Corindus Vascular Robotics, Inc. 8-K

Exhibit 99.1

Corindus Vascular Robotics Reports Second Quarter 2017 Results

WALTHAM, MA – August 8, 2017 – Corindus Vascular Robotics, Inc. [NYSE American: CVRS], a leading developer of precision vascular robotics, today reported financial results for the quarter ended June 30, 2017.

Recent Highlights and Accomplishments

●	Revenue of $2.3 million in the second quarter 2017

●	Increased CorPath® GRX installed base to 16 systems with three new systems and four purchased upgrades in the second quarter

●	Ten additional CorPath GRX Systems scheduled for installation before year-end, including seven new systems and three purchased upgrades

●	Launched the PRECISION GRX Registry, a post-market registry to continue market surveillance of the second generation CorPath GRX System

“Our second quarter results reflect continued commercial progress,” said Mark Toland, President and Chief Executive Officer of Corindus. “We are encouraged by our growing traction with the CorPath GRX among our hospital and clinician partners and are currently in late-stage purchase negotiations with ten hospitals. We are also in active discussions with over 60 prospective customers to generate additional system orders in 2017. We look forward to accelerating momentum in the back half of the year and remain comfortable with our 2017 revenue guidance of $13 million to $15 million.”

Second Quarter 2017 Financial Results

Revenue for the second quarter of 2017 was $2.3 million compared to $0.5 million for the same period in the prior year. The increase is due primarily to CorPath GRX Systems and capital upgrade sales.

Installed three new CorPath GRX Systems in the second quarter of 2017, increasing the installed base of CorPath GRX to 16 systems and the total installed base to 51 CorPath Systems. Shipped 303 cassettes in the second quarter 2017. The installed base of 16 CorPath GRX systems accounted for almost 90% of all CorPath cassettes shipped for revenue in the second quarter.

Gross profit was $58,000 for the second quarter of 2017, compared to a gross loss of $0.6 million for the second quarter of 2016. Cost of revenues for the second quarter of 2017 continued to include the effect of under-utilization of production facilities as well as the cost of CorPath GRX system upgrades installed pursuant to contractual service arrangements with no corresponding revenue in the period.

Selling, general and administrative expenses were $5.9 million in the second quarter of 2017, compared to $4.4 million in the second quarter of 2016. The increase is primarily due to increased compensation and travel expenses associated primarily with incremental sales headcount, investment in our medical education and international sales initiatives, and incremental non-cash stock-based compensation expense related to the CEO and Commercial leadership transitions during 2016. Research and development expenses were $2.5 million for the second quarter of 2017 compared to $2.3 million in the second quarter of 2016.

Net loss was $8.4 million for the second quarter of 2017, compared to a net loss of $7.6 million in the second quarter of 2016.

Cash and cash equivalents as of June 30, 2017 were $35.2 million.

2017 Guidance

Corindus continues to expect full year 2017 revenue in the range of $13 million to $15 million as well as the implementation of at least 25 new cardiovascular programs in 2017.

Conference Call

Management will host an investment community conference call today beginning at 4:30 p.m. ET. Investors interested in listening to the conference call may do so by dialing (877) 201-0168 for domestic callers, or (647) 788-4901 for international callers (Conference ID: 49020364), or from the webcast on the "Investor Relations" section of the Company’s website at: www.corindus.com. Following the call, a replay will be available on the Investor Relations section of the Company’s website.

About Corindus Vascular Robotics, Inc.

Corindus Vascular Robotics, Inc. is a global technology leader in robotic-assisted vascular interventions. The Company's CorPath® System is the first FDA-cleared medical device to bring robotic precision to percutaneous coronary interventions. During the procedure, the interventional cardiologist sits at a radiation-shielded workstation to advance guide catheters, stents, and guidewires with millimeter-by-millimeter precision. The workstation allows the physician greater control and the freedom from wearing heavy lead protective equipment that causes musculoskeletal injuries. With the CorPath System, Corindus Vascular Robotics brings robotic precision to interventional procedures to help optimize clinical outcomes and minimize the costs associated with complications of improper stent placement during manual procedures. Corindus stands behind its product with its unique $1,000 hospital credit "One Stent Program."  For additional information, visit www.corindus.com, and follow @CorindusInc.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Corindus to be materially different from historical results or from any future results or projections expressed or implied by such forward-looking statements. Accordingly, readers should not place undue reliance on any forward looking statements. In addition to statements that explicitly describe such risks and uncertainties, readers are urged to consider statements in the conditional or future tenses or that includes terms such as "believes," "belief," "expects," "estimates," "intends," "anticipates" or "plans" to be uncertain and forward-looking. Forward-looking statements may include comments as to Corindus’ beliefs and expectations as to future events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside Corindus’ control.

Examples of such statements include statements regarding or such as:

●	We look forward to accelerating momentum in the back half of the year and remain comfortable with our 2017 revenue guidance of $13 million to $15 million
●	the implementation of at least 25 new cardiovascular programs in 2017.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are described in the sections titled "Risk Factors" in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as reports on Form 8-K, including, but not limited to the following: the rate of adoption of our CorPath System and the rate of use of our cassettes; risks associated with market acceptance, including pricing and reimbursement; our ability to enforce our intellectual property rights; our need for additional funds to support our operations; our ability to manage expenses and cash flow; factors relating to engineering, regulatory, manufacturing, sales and customer service challenges; potential safety and regulatory issues that could slow or suspend our sales; and the effect of credit, financial and economic conditions on capital spending by our potential customers. Forward looking statements speak only as of the date they are made. Corindus undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date. More information is available on Corindus' website at http://www.corindus.com.

# # #

Media Contacts:

Corindus Vascular Robotics, Inc.
Kate Stanton
(508) 653-3335 ext. 200
kate.stanton@corindus.com

Investor Contact:
Lynn Pieper Lewis
415-937-5402
ir@corindus.com

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

	June 30,	December 31,
	2017	2016
Assets
Current Assets:
Cash and cash equivalents	$35,244	$9,183
Accounts receivable	442	384
Due from related party	—	250
Inventories, net	2,633	1,545
Prepaid expenses and other current assets	430	448
Total current assets	38,749	11,810

Property and equipment, net	909	982
Deposits and other assets	149	221
Total assets	$39,807	$13,013

Liabilities and stockholders’ equity
Current Liabilities:
Accounts payable	$1,878	$2,463
Accrued expenses	2,195	1,794
Customer deposits	1,038	—
Deferred revenue	955	750
Current portion of long-term debt	1,476	3,755
Total current liabilities	7,542	8,762

Long-term liabilities:
Deferred revenue, net of current portion	193	129
Other liabilities	63	52
Total long-term liabilities	256	181
Total liabilities	7,798	8,943

Commitments and Contingencies

Stockholders’ equity:
Preferred stock, par value $0.0001 par value; 10,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 250,000,000 shares authorized; 187,296,813 shares issued and outstanding at June 30, 2017 and 119,025,221 shares issued and outstanding at December 31, 2016	19	12
Additional paid-in capital	197,007	150,776
Accumulated deficit	(165,017)	(146,718)
Total stockholders’ equity	32,009	4,070
Total liabilities and stockholders’ equity	$39,807	$13,013

CORINDUS VASCULAR ROBOTICS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenue	$2,258	$508	$3,035	$1,616
Cost of revenue	2,200	1,114	4,092	2,192
Gross profit (loss)	58	(606)	(1,057)	(576)

Operating expenses:
Research and development	2,489	2,335	5,053	4,645
Selling, general and administrative	5,906	4,437	11,978	9,402
Total operating expense	8,395	6,772	17,031	14,047
Operating loss	(8,337)	(7,378)	(18,088)	(14,623)
Interest and other expense, net	(77)	(216)	(211)	(598)

Net loss	$(8,414)	$(7,594)	$(18,299)	$(15,221)

Net loss per share--basic and diluted	$(0.04)	$(0.06)	$(0.11)	$(0.13)

Weighted-average common shares used in computing net loss per share--basic and diluted	187,190,228	119,049,519	159,687,997	119,047,881

Other comprehensive loss:
Net loss	$(8,414)	$(7,594)	$(18,299)	$(15,221)
Unrealized gain on marketable securities	—	5	—	23
Comprehensive loss	$(8,414)	$(7,589)	$(18,299)	$(15,198)